UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2015

ZOE'S KITCHEN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36411 (Commission File Number)	51-0653504 (I.R.S. Employer Identification No.)

5760 State Highway 121, Suite 250
Plano, Texas 75024
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 436-8765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2015, pursuant to the unanimous written consent of the Board of Directors (the “Board”) of Zoe’s Kitchen, Inc. (the “Company”), the Company appointed two new members of its Board:  Cordia Harrington and Alec Taylor.  Each of Mr. Taylor, 61, and Ms. Harrington, 61, shall serve as Class II directors and will serve until the Company’s 2016 annual meeting of stockholders or until their respective successor has been duly elected and qualified.  Mr. Taylor will serve as the Chairperson of the Compensation Committee and a member of the Audit Committee of the Board.  Ms. Harrington will serve as a member of the Compensation Committee of the Board.  In connection with the appointments of Mr. Taylor and Ms. Harrington, directors William Barnum, Jr. and Anthony Choe, both of whom are affiliated with Brentwood Associates and have served as Class II directors, have agreed to resign from the Company’s Board and its Committees on April 6, 2015.  Accordingly, the Board will remain at seven (7) members.

Neither Mr. Taylor nor Ms. Harrington were a party to any arrangements or understandings with any other persons or entities pursuant which he or she was elected as a director of the Board. Each of Mr. Taylor and Ms. Harrington will receive compensation for his or her service on the Board under the Company’s director compensation program applicable to its non-employee and non-investor affiliated directors.  Mr. Taylor will receive a $30,000 retainer, $10,000 for serving as Chairperson of the Compensation Committee, and $6,000 for serving as a member of the Audit Committee.  Ms. Harrington will receive a $30,000 retainer and $4,000 for serving as a member of the Compensation Committee. Each of Mr. Taylor and Ms. Harrington will receive restricted stock units (the “RSUs”) in the amount of $50,000 based on the closing price of the Company’s common stock on the grant date.  These RSUs will be issued under the Company’s 2014 Omnibus Incentive Plan and vest in equal annual installments over the three year period following the grant date.

Neither Ms. Harrington nor Mr. Taylor have any family relationships with the Company’s executive officers or directors, nor has she or he engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K.  Both Ms. Harrington and Mr. Taylor will be indemnified by the Company pursuant to its Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws.  In addition,  the Company has entered into indemnification agreements with each of Mr. Taylor and Ms. Harrington, which provides for indemnification to the fullest extent permitted under Delaware law. The indemnification agreement is substantially identical to the form of agreement executed by the Company’s other directors and executive officers. The Board has determined that each of Ms. Harrington and Mr. Taylor is an independent director under the applicable NYSE rules and Rule 10A-3 of the Exchange Act of 1934.

A copy of the Company’s press release announcing the appointment of Ms. Harrington and Mr. Taylor and the resignations of Messrs. Barnum and Choe is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description of Exhibit
99.1	Zoe's Kitchen, Inc. Press Release dated April 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOE'S KITCHEN, INC.

Date: April 7, 2015

By:	/s/ Kevin Miles
Name: Kevin Miles
Title: President and Chief Executive Officer